                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    ALLIED CAPITAL COMMERCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                             [ALLIED CAPITAL LOGO]

                     ALLIED CAPITAL COMMERCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 1997 Annual Meeting of Stockholders of Allied Capital Commercial Corporation (the "Company") will be held in the Montgomery Room at The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland, 20814 on May 13, 1997 at 10:00 a.m. for the following purposes:

         1. To elect seven directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

         2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1997.

         3. To consider and approve an amendment to the Company's Incentive Stock Option Plan (the "Plan").

         4. To transact such other business as may properly come before the meeting.

The Board of Directors of the Company has fixed the close of business on March 20, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. The Company's stock transfer books will not be closed.


                                           By order of the Board of Directors



                                           Tricia Benz Daniels
                                           Secretary
April 4, 1997




================================================================================

                         VOTING YOUR PROXY IS IMPORTANT

THIS IS AN IMPORTANT MEETING. TO ENSURE PROPER REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING AND VOTE THEIR SHARES IN PERSON.

================================================================================

                     ALLIED CAPITAL COMMERCIAL CORPORATION
                       C/O ALLIED CAPITAL ADVISERS, INC.
                         1666 K STREET, NW, NINTH FLOOR
                             WASHINGTON, DC  20006

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Commercial Corporation (the "Company") for use at the Company's 1997 Annual Meeting of Stockholders (the "Meeting") to be held on May 13, 1997 at 10:00 a.m. in the Montgomery Room at The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland, 20814 and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1996 are first being sent to stockholders on or about April 4, 1997.

If the accompanying proxy card is properly signed and dated and is received in time for the Meeting, those shares held of record by you (e.g., those shares registered directly in your name) will be voted as specified on the proxy card. If no instructions are given on that proxy card, the shares covered thereby will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record may revoke a proxy at any time before it is exercised by so notifying the Secretary of the Company in writing at the above address, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously executed and returned a proxy card. If your shares are held for your account by a broker, bank or other institution or nominee ("Broker Shares"), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee that you present at the Meeting.

VOTING

On March 20, 1997, there were 14,288,771 shares of the Company's common stock issued and outstanding. The stockholders entitled to vote at the Meeting are those of record on that date. Each share of the Company's common stock is entitled to one vote on each proposal properly presented at the Meeting.

A majority of the shares entitled to vote at the Meeting constitutes a quorum. If a share is represented in person or by proxy for any purpose at the Meeting, it is deemed to be present for quorum purposes. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals submitted to the stockholders for approval are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment unless marked to be voted against any proposal for which an adjournment is sought to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

The seven nominees for election as directors who receive a plurality of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be so elected. Stockholders may not cumulate their votes. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast, and will have no effect on the election of directors.

The approval of the Plan requires the affirmative vote of the holders of a majority of the Company's outstanding shares present or represented at the Meeting or any adjournment thereof, if the holders of a majority of the shares entitled to vote at the Meeting are present or represented by proxy. Shares that are voted as abstentions will be counted among those shares represented at the Meeting for the purpose of calculating whether a quorum is present, and will have the effect of a vote against the proposal, since they will not be counted in favor of the proposal. Those shares that are intentionally not voted will not be included for the purpose of establishing a quorum.
Therefore, such non-voted shares could have the effect of giving additional weight to the shares of those shareholders who do choose to vote.

INFORMATION REGARDING THIS SOLICITATION

The expense of the Company's solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement and the accompanying notice of the Meeting and proxy card will be borne by the Company. The Company will request that brokers, nominees, fiduciaries and other persons holding shares in their names for others forward this Proxy Statement and certain accompanying material to their principals and request authority for the execution of a proxy. The Company will reimburse such persons for their expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by director or officers of the Company or by regular employees of Allied Capital Advisers, Inc. ("Advisers"), without special compensation therefor. Advisers, the Company's current investment adviser, has its offices at 1666 K Street, NW, Ninth Floor, Washington, D.C. 20006. The Company expects to retain Shareholder Communications Corporation to aid in the solicitation of proxies for the Meeting at an estimated fee of $3,500 plus reimbursement of out-of-pocket expenses.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of March 20, 1997 there were 14,288,771 shares of the Company's common stock outstanding. The Company knows of no person that owned more than 5% of its shares at that date. The following table sets forth certain information regarding the shares of the Company's common stock beneficially owned by: (i) each of the Company's directors; (ii) the four most highly compensated officers of Advisers ("named executive officers") who are also officers of the Company;
(iii) David Gladstone, who served as the Company's Chief Executive Officer during 1996; and (iv) all directors and executive offices as a group:

 Name and Address                                        Number of Shares                           Percentage
 of Beneficial Owner (5)                                Owned Beneficially                         Of Class (1)
 ---------------------                                  ------------------                         --------
 William L. Walton (2,3)                                              0                                 0

 George C. Williams (3)                                          44,399                                 *

 John D. Reilly (3, 6)                                           18,118                                 *

 Anthony T. Garcia (3)                                           17,771                                 *

 Charles L. Palmer (3)                                           11,024                                 *

 Laura W. van Roijen (3)                                         17,314                                 *

 John M. Scheurer (2,3,4)                                        90,375                                 *

 G. Cabell Williams III (4)                                      36,918                                 *

 Joan M. Sweeney (2, 4)                                          17,939                                 *

 Katherine C. Marien (4)                                         17,823                                 *

 David Gladstone                                                 76,490                                 *

 Name and Address                                        Number of Shares                           Percentage
 of Beneficial Owner (5)                                 Owned Beneficially                         Of Class (1)
 ---------------------                                   ------------------                         --------
 Directors and executive officers                                    271,726                           1.9%
 as a group (9 in number) (7)

---------------
*      Less than one percent

(1) Based on a total of 14,288,771 shares of the Company's common stock issued and outstanding on March 20, 1997 and shares of the Company's common stock issuable upon the exercise of immediately exercisable stock options held by executive officers and directors in the amounts of 13,114 by Williams, 56,861 by Scheurer, 10,666 by Williams III, 5,633 by Sweeney, 17,823 by Marien, 10,000 by each of Messrs. Garcia, Palmer, Reilly and Ms. van Roijen and 10,388 by Gladstone; directors and executive officers as a group hold immediately exercisable stock options underlying a total of 126,874 shares.

(2)    Executive officer

(3)    Director

(4)    "Named executive officer" for proxy reporting purposes

(5) All directors and executive officers' addresses are care of Advisers, 1666 K Street, NW, Ninth Floor, Washington, DC 20006.

(6) Includes 3,000 shares which are held in an irrevocable trust for the benefit of Mr. Reilly's two minor children for which he is not the trustee and for which he disclaims beneficial ownership.

(7) Includes 37,367 shares owned by the Allied Capital Employee Stock Ownership Plan ("ESOP"). William Walton and G. Cabell Williams III, who are co-trustees of the ESOP and who share voting and dispositive power over the shares owned by the ESOP, disclaim beneficial ownership of these shares.


                             ELECTION OF DIRECTORS

At the Meeting, stockholders will elect seven directors, constituting the entire membership of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. All such nominees have consented to be named as such in this Proxy Statement and to serve as directors if elected.

If they are elected as directors, it is expected that the Company will vote to cause all directors also to serve as directors of the Company's wholly owned subsidiaries, ALCC Holdings, Inc. and ALCC Acceptance Corporation.

A stockholder using the accompanying proxy card can vote for or withhold his or her vote from any or all of the nominees. If the accompanying proxy card is properly executed but unmarked, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below.
In the event that any of the nominees should decline or be unable to serve as a director, it is intended that the accompanying proxy will be voted for the election of such person or persons as are nominated as replacements.

On February 1, 1997, David Gladstone, the Company's former Chairman and Chief Executive Officer stepped down from those positions. On February 13, 1997, the Board of Directors appointed William L. Walton as a director, and as Chairman and Chief Executive Officer. Mr. Gladstone resigned as a director on March 19, 1997 and will not stand for election to the Board of Directors. The director nominees, their ages and principal occupations are as follows:

WILLIAM L. WALTON (1,2)
       Age 47. Chairman and Chief Executive Officer of the Company and of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation and Advisers since February 1997; President of Allied Capital Corporation II since November 1996; Manager of Allied Capital Midwest LLC since December 1996. Chief Executive Officer of Success Lab, Inc. (children's educational services) from 1993 to 1996; Chief Executive Officer of Language Odyssey (educational publishing and services) from 1992 to

       1996; Managing Director of Butler Capital Corporation from 1987 to 1991. He has served as a director of Advisers since 1986 and has served as a director of the Company since February 1997.

GEORGE C. WILLIAMS (2,5)
       Age 70. Financial consultant since 1996. Director of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Business Mortgage Investors, Inc. and Advisers; Manager of Allied Capital Mortgage LLC. He has been affiliated with Allied Capital Advisers, Inc. and its managed entities from the later of 1964 or the inception of the relevant entity until May 1996. He served as Vice Chairman until July 1996, and currently serves as a consultant to the Advisers. He has served as a director since 1992.

JOHN M. SCHEURER (1,2)
       Age 44. President and Chief Operating Officer of the Company since 1993. Executive Vice President of Advisers, Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Business Mortgage Investors, Inc. and Allied Capital Mortgage LLC. He has held positions as an officer of the Company, Advisers, Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Business Mortgage Investors, Inc. and Allied Capital Mortgage LLC since the later of 1991 or their inception. He has served as a director since 1994.

ANTHONY T. GARCIA (3)
       Age 40. Private investor since 1996. Senior Vice President of Lehman Brothers Inc. from 1985 to 1996; Director of Allied Capital Lending Corporation. He has served as a director since 1993.

CHARLES L. PALMER (1,3)
       Age 55. President/Managing General Partner of North American Company Ltd. (venture capital firm) for more than the past five years; President and Chief Executive Officer of North American Business Development Company, L.C. (venture capital firm) for more than the past five years; Director of Sun Bank/South Florida, N.A., The Golden Eagle/Satellite Company and The Learning Company. He has served as a director since 1992.

JOHN D. REILLY (1,4)
       Age 54. President of Reilly Investment Corporation (project finance and investment company) since 1994; Executive Director of Reilly Mortgage Group from 1992 to 1994; Chairman of Reilly Mortgage Group from 1988 to 1992; Director of Allied Capital Corporation II, Datavault Corporation, NHP Financial Services, Ltd. and Victory Housing, Inc.; Member of The Snite Museum of Art Advisory Council of the University of Notre Dame.
       He has served as a director since 1989.

LAURA W. VAN ROIJEN (2,3,4)
       Age 44. Private real estate investor since 1992. Chairman of CWV & Associates (RTC qualified contracting firm) since 1991; Director and Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996; President of Volta Place, Inc.( real estate advisory firm) from 1991 to 1994; Vice President and Market Director of Citicorp Real Estate, Inc. from 1989 to 1991. She has served as a director since 1992.

---------------------

(1)    Member of the Executive Committee

(2) Messrs. Walton and Scheurer, as officers of the Company and of the Company's investment adviser, and Mr. Williams as a shareholder of Advisers, are "interested persons" as defined by the Investment Company Act of 1940.

(3)    Member of the Audit Committee

(4)    Member of the Compensation Committee

(5) George C. Williams is the father of G. Cabell Williams III, a named executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO ELECT THE FOREGOING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. During 1996, the Board of Directors held five regular meetings and five committee meetings, including one special joint meeting with members of the board of directors of Business Mortgage Investors, Inc. to review a potential joint transaction. All directors attended at least 75% of the aggregate number of meetings of Board of Directors and of the committees on which they served.

The Executive Committee has and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors, except where action by the Board of Directors is required by statute, an order of the Securities and Exchange Commission (the "Commission") or the Company's Articles of Incorporation or By-Laws. The Executive Committee met once during 1996.

The Audit Committee recommends the selection of independent accountants for the Company, reviews with such independent accountants the planning, scope and results of their audit of the Company's financial statements and the fees for services performed, reviews with the independent accountants the adequacy of internal control systems, reviews the annual financial statements of the Company and receives audit reports and financial statements of the Company.
The Audit Committee met twice during 1996.

The Compensation Committee approves stock option grants for officers of the Company under the Company's Incentive Stock Option Plan, which is the only form of compensation paid by the Company to its officers for serving as such. The Compensation Committee met once during 1996.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company does not pay any cash compensation to any of its officers, other than directors' fees to those of its officers who are also directors. All of the Company's activities are performed by employees of the Company's investment manager. The Company, from time to time, grants stock options to its officers under the Company's Incentive Stock Option Plan. The Company's current Chief Executive Officer and the four most highly compensated officers of the Company's investment manager are also officers of the Company. The options granted by the Company to these officers are reported in the table of option grants below rather than in a Summary Compensation Table, which is otherwise inapplicable to the Company. As described in "Compensation of Directors" below, non-officer directors have received one-time grants of stock options under the Company's Incentive Stock Option Plan.

INCENTIVE STOCK OPTIONS
The following table sets forth: (i) the named executive officers; (ii) George
C. Williams, who ceased to be an officer of Advisers and the Company during 1996, but who would have been a named executive officer but for the fact that he resigned during the calendar year; and (iii) David Gladstone, who served as the Company's Chief Executive Officer during 1996, the details relating to option grants in 1996 and the potential realizable value of each grant, as prescribed to be calculated by the Commission.

                          OPTION GRANTS DURING 1996

                                                                                        Potential realizable value
                             Number of     Percent of total                             at assumed rates of stock
                             securities     options granted  Exercise                     price appreciation for
                             underlying       to officers   price per  Expiration            10-year term (1)
          Name            options granted       in 1996       share        date                5%       10%
          ----            ---------------       -------       -----        ----                --       ---
John M. Scheurer               20,776            15.1%        19.25        4/29/06      $  251,519    $  637,398

G. Cabell Williams III           0                --            --           --             --             --

Joan M. Sweeney                  0                --            --           --             --             --

Katherine C. Marien              0                --            --           --             --             --

George C. Williams               0                --            --           --             --             --

David Gladstone                15,582            11.3%        19.25        4/29/06      $  188,639    $  478,049

Current executive              20,776            15.1%        19.25        4/29/06      $  251,519    $  637,398
officers as a group

Non-executive officers         96,089              70%        19.25        4/29/06      $1,163,275    $2,947,966
as a group

--------------------
(1) Potential realizable value is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

                  OPTION EXERCISES AND FISCAL YEAR END VALUES

The following table sets forth the details of option exercises during 1996 and the values of those unexercised options at December 31, 1996.

                                                                Number of Securities
                                                               Underlying Unexercised         Value of Unexercised
                                                                       Option                 In-the-Money Options
                                                                   as of 12/31/96              as of 12/31/96 (2)
                                 Shares                           ---------------              ---------------
                                Acquired
                                   on           Value
            Name                Exercise       Realized (1)    Vested        Unvested       Vested          Unvested
            ----                --------       --------        ------        --------       ------          --------
 John M. Scheurer                 6,557        $ 48,358        56,861         55,835       $322,148         $298,259

 G. Cabell Williams III          13,114          98,355         5,333         10,966         23,999           54,980

 Joan M. Sweeney                  6,153          39,225             0         22,532              0          123,926

 Katherine C. Marien                  0               0        12,190          5,633         83,438           30,982

 George C. Williams                   0               0        13,114         18,043        104,912          119,526

 David Gladstone                 23,456         130,741        10,388         57,503         41,552          404,930


--------------------

(1) Value realized is calculated as the closing market price on the date of exercise, net of option exercise price but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.

(2) Value of unexercised options is calculated as the closing market price on December 31, 1996 ($23.25), net of the option exercise price, but before any tax liabilities or transaction costs. "In-the-Money" Options are options with an exercise price that is less than the market price as of December 31, 1996.

COMPENSATION OF DIRECTORS
During 1996, each director received a fee of $1,000 for each meeting of the Board of the Company and its wholly owned subsidiaries or each separate committee meeting attended and $500 for each committee meeting attended on the same day as a meeting of the Board of Directors. There is no duplication of directors' fees and expenses even though some directors also take action on behalf of the Company's wholly owned subsidiaries. Each member of the Board of Directors also receives an annual retainer fee of $12,000, which is paid in January of each year. This fee, which was set in late 1995, was paid for the first time in 1996. Aggregate directors' fees for 1996 were $128,000. In addition, the Company's Incentive Stock Option Plan was amended in May 1993 to permit non-officer directors to receive a one-time grant of stock options to purchase 10,000 shares at fair-market value of the common stock at the time of the grant.

COMPARATIVE STOCK PERFORMANCE
The following graph compares the total return of the Company's shares since its initial public offering in July 1992 to the Nasdaq Total Return Index and the National Association of Real Estate Investment Trusts Mortgage REIT Total Return Index. The total return reflects stock price appreciation and dividend reinvestment for the Company's shares and the two comparative indices. The comparison assumes that $100 was invested on July 9, 1992 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The stock performance shown on the following graph is not necessarily indicative of future performance.


                    Inception-6/92     12/31/92     12/31/93      12/31/94        12/31/95       12/31/96
Nasdaq US                      100     121.1196     139.0383      135.9108        192.0529       236.3989
NAREIT Mortgage                100     97.18044     111.3191      84.26603        137.7056       207.7479
ALCC                           100     121.9801     120.0685      131.3054        172.1501       222.4247


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Overview and Philosophy. The Company's officers are also employees of Advisers, the Company's investment manager, which pays their salaries and other cash compensation in connection with the services that they perform for the investment manager. The Company has no arrangement or agreement with its investment manager regarding any cash compensation paid to the Company's officers for serving in those positions, and the Company does not pay any form of cash compensation to its officers. Instead, the Company may, from time to time, grant stock options to some or all of the Company's executive officers pursuant to the Company's Incentive Stock Option Plan as amended (the "Plan").

The Compensation Committee (the "Committee") of the Company's Board of Directors is responsible for determining on an annual basis the stock options, if any, to be awarded to the officers of the Company under the Plan, and administering the Plan. The Committee is composed of outside directors (that is, directors who do not currently serve, and have not served, as officers of the Company). Members of the Committee also are not employees, directors or officers of the Company's investment manager. The Committee's principal objective in awarding stock options to the Chief Executive Officer and other officers of the Company is to align each officer's interests with the success of the Company and the financial interests of its stockholders by linking the value of non-cash compensation that such executive may receive with the value delivered to stockholders.

Incentive Stock Options. The Committee believes that an explicit link should exist between the non-cash compensation provided by the Company to its officers and the value delivered to the Company's stockholders. This belief has been adhered to by developing incentive compensation which is based directly upon superior Company performance and activities that contribute significantly to improving the Company's longer-term performance. The Plan promotes and encourages stock ownership in the Company by officers, thus giving them a proprietary interest in the Company's business. Stock options are granted under the Plan at an exercise price at least equal to the prevailing market price of the Company's shares and have value only if the Company's stock price increases above the exercise price.

The award and timing of grants of stock options, if any, to the Company's officers is recommended by the Committee and made by the Board. When granting stock options, the Committee evaluates a number of criteria, including the recipient's years of service with the Company, position with the Company, the number of unexercised options held by the recipient, and other factors. The Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Plan is designed to satisfy the conditions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), so that options granted thereunder may qualify as "incentive stock options." The Committee believes that it is advantageous to an officer receiving a stock option grant under the Plan for such option to qualify as an "incentive stock option." To qualify as an "incentive stock option," the aggregate exercise price of all qualifying options granted to an officer that become exercisable for the first time in any year cannot exceed $100,000 and such options carry certain holding period requirements.

In 1996, the Committee granted stock options under the Plan to certain of the Company's officers, including the Chief Executive Officer, in consideration of each officer's contributions to the Company. The results of these efforts allowed the Company to declare regular increases in the quarterly dividend rate throughout the year and demonstrated management's consistent commitment to the
Company's long-term success.   These grants were made on a subjective basis by
the Committee.

Summary. The Committee believes that the Company's management is dedicated to producing long-term financial success for the Company and that the compensation decisions that the Committee has implemented and administered during 1996 have contributed to achieving this management focus.

This report is submitted by the members of the Committee listed below.

                                                          COMPENSATION COMMITTEE
                                                        John D. Reilly, Chairman
                                                     Laura W. van Roijen, Member

THE PRECEDING "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" AND THE GRAPH OF COMPARATIVE STOCK PERFORMANCE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE COMMISSION OR INCORPORATED BY REFERENCE INTO ANY DOCUMENT SO FILED.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENT MANAGEMENT AGREEMENT
The Company is a party to an investment management agreement with Advisers. Pursuant to the investment management agreement, Advisers is entitled to be paid, on a quarterly basis, a fee equal to 0.625% (2.5% per annum) of the quarter-end value of the Company's invested assets, less interim investments, cash and cash equivalents, and 0.125% (0.5% per annum) of the quarter-end value of the Company's interim investments, cash and cash equivalents. Advisers has adjusted its fee schedule with the Company to provide a range of fees charged on new loans originated. The range of fees for loans originated in 1996 was from 1% to 3.5% and the range of fees for new loans originated beginning January 1, 1997 is from 0.5% to 3%. Advisers maintains a quarterly cap on the fees for those assets of 2.5% on an annual basis. For 1996, the Company paid approximately $7.3 million in investment management fees to Advisers.

Mr. Walton, the Company's Chairman and Chief Executive Officer and a nominee for re-election as a director, is the Chairman and Chief Executive Officer of Advisers and beneficially owns 0.2% of Advisers' common stock. Mr. Williams, a nominee for re-election as a director, is also a director of Advisers and a nominees for re-election to the Board of Advisers, beneficially owns 3.4% of Advisers' common stock. Mr. Scheurer, the Company's President and Chief Operating Officer and a nominee for re-election as a director, is an executive officer of Advisers, and beneficially owns 0.6% of Advisers' common stock.
Each officer of the Company is also an officer of Advisers, and their respective beneficial ownership positions include immediately exercisable stock options, and shares allocated to their respective Employee Stock Ownership Plan ("ESOP") stock accounts as of December 31, 1996.

INDEBTEDNESS OF MANAGEMENT
The following table sets forth certain information regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 1996. All of such indebtedness results from loans made by the Company to enable officers to exercise stock options. The interest rate charged generally reflects the applicable federal rate on the date of the loan.

                                                                 Highest Amount                           Amount Outstanding at
     Name                     Capacity in which Served             Outstanding          Interest Rate         March 1, 1997
     ----                     ------------------------             -----------          -------------         -------------
Jon A. DeLuca                 Executive Vice President,              $ 99,986            6.36%                 $ 99,986
                              Treasurer and Chief
                              Financial Officer

William F. Dunbar             Former Executive Vice                  $399,977            6.45%                        0
                              President                                99,993            5.70%                        0

David Gladstone               Former Chairman of the Board           $399,952            6.48%                 $399,376
                              and Chief Executive Officer             399,977            5.79%                  399,141


John M. Scheurer              Director, President and                $ 41,129            7.45%                 $ 31,189
                              Chief Operating Officer                 191,708            5.25%                  191,708
                                                                       99,994            5.79%                   99,994
                                                                       99,994            6.48%                   99,994

Joan M. Sweeney               Executive Vice President               $199,973            5.79%                 $182,817
                                                                       99,986            6.48%                   94,016

G. Cabell Williams III        Executive Vice President               $198,990            4.92%                 $198,990
                                                                       99,994            6.16%                   99,994
                                                                       99,994            6.16%                   99,994

George C. Williams            Director and former                    $299,983            6.19%                 $      0
                              Vice Chairman

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers and any persons holding 10% or more of its common stock are required to report their beneficial ownership and any changes therein to the Commission, the National Association of Securities Dealers, Inc. and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company's review of Forms 3, 4 and 5 filed by such persons, the Company has identified no deficiencies in the filing of reports pursuant to Section 16(a) of the Exchange Act in its most recent fiscal year.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The disinterested members of Board of Directors has selected Arthur Andersen LLP to serve as independent accountants for the Company for the year ending December 31, 1997. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Arthur Andersen LLP as the Company's accountants, they will also be the independent public accountants for all subsidiaries of the Company.

Arthur Andersen LLP or Arthur Andersen & Co. has served as independent accountants for the Company since September 23, 1994. It is not expected that a representative of Arthur Andersen LLP will be available at the Meeting, but a representative would have an opportunity to make a statement if he or she chose to attend.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.


          APPROVAL OF AN AMENDMENT TO THE INCENTIVE STOCK OPTION PLAN

The following discussion of the Incentive Stock Option Plan (the "Plan") is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

On May 8, 1992, the Company's Board of Directors adopted the Plan, under which an aggregate of 766,000 shares were reserved for grant to officers of the Company. On February 18, 1993, the Board of Directors approved an amendment to the Plan to (a) allow grants of options to directors of the Company who are not officers of the Company or of the Company's investment adviser ("non-officer directors") and (b) increase the number of shares available under the Plan to 856,000 shares. The Company's shareholders approved the amended Plan on May 26, 1993. On February 16, 1995, the Board of Directors approved an amendment to the Plan to increase the number of shares available under the Plan to 1,486,349 shares, which the shareholders approved on May 25, 1995.

The proposed Plan amendment now being considered would provide for the automatic vesting of options granted under the Plan in the event of a change of control of the Company. All outstanding options granted under the Plan would become fully vested and immediately exercisable in the event of a change of control of the Company. For these purposes, a "change of control" is defined as the sale of substantially all of the Company's assets or the acquisition by any person, entity or group (excluding certain affiliates of the Company) of ownership (whether direct or indirect, beneficial or of record) of securities of the Company representing 20% or more of the voting power of the Company's then-outstanding common stock. This proposed Plan amendment was approved by the Board of Directors on August 8, 1996.

The purpose of the Plan is to advance the interests of the Company by providing directors and officers who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. The Company believes that it cannot attract or retain qualified officers and directors without this type of compensation.

The Plan is administered by the Compensation Committee (the "Committee") consisting of two or more "disinterested" members of the Company's Board of Directors in accordance with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee determines and designates from time to time those key officers of the Company and those non-officer directors who are eligible to participate in the Plan. As of March 20, 1997, a total of 33 officers and non-officer directors were eligible to participate in the Plan.

The Committee may award incentive stock options (within the meaning of section 422 of the Code) or non-qualified stock options to participants under the Plan. Each non-officer director receives a one-time grant of a non-qualified option to purchase 10,000 shares upon his or her election as a director of the Company, which vests over a period of three years in equal increments; such non-officer directors may not receive any other award under the Plan. Information about options granted under the Plan during 1996 to David Gladstone, the Company's former Chief Executive Officer, the named executive officers, executive officers as a group, and non-executive officers as a group is set forth in the Option Grants table on page 7. Non-officer directors received no new grants during 1996. It is impossible to determine the amount of future options that will be received by particular participants because the grant of options under the Plan is within the Committee's discretion.

The Committee determines the number of shares to be offered from time to time to each optionee who is an officer of the Company. In making these determinations, the Committee takes into account the past service of the optionee to the Company, that officer's present and potential contributions to the success of the Company and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan. The options contain such terms and conditions as the Committee deems advisable, including but not limited to being exercisable only in such installments as the Committee may determine. Options granted to different optionees or at different times need not contain similar provisions.

The price at which a share may be purchased upon the exercise of an option will generally be equal to the then-current fair market value of the shares at the time an option is granted. However, with respect to options granted to any holder of 10% or more of the Company's shares, the price may not be less than 110% of the then-current fair market value of the shares on the day of grant. The day on which the Committee approves the granting of an option is considered the date on which such option is granted. The market value of the stock underlying options as of March 19, 1997 was $24.125 per share.

The Committee determines, within limits, the period or periods of time within which the option may be exercised, in whole or in part, by the optionee. Accordingly, the option period of each option shall end, and the option shall cease to be exercisable, on the earliest of (i) the date specified in the option grant, (ii) ten years (or, in the case of incentive stock options awarded to a holder of 10% or more of the Company's shares, five years) from the date the option is granted, (iii) the last day of the three-month period beginning on the date on which the optionee ceases to be an officer or director of the Company for any cause other than death or total and permanent disability, or (iv) the first anniversary of the date on which the optionee ceases to be an officer or director of the Company as a result of the optionee's death or total and permanent disability. The time period during which an option may be exercised may be extended only upon the approval of the Committee but in no event shall an option term be extended beyond ten years from the date of the original grant (or five years, if such option has been awarded to a holder of 10% or more of the Company's shares). As noted above, if the amendments are approved, outstanding options will become fully vested and immediately exercisable in the event of a change of control of the Company, subject to certain limitations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain federal income tax consequences of transactions under the Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax consequences.

INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the

Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition." In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of
(A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes.

NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option under the Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

The approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the Company's outstanding shares present or represented at the Meeting or any adjournment thereof, if the holders of a majority of the shares entitled to vote at the Meeting are present or represented by proxy. Shares that are voted as abstentions will be counted among those shares represented at the Meeting for the purpose of calculating whether a quorum is present, and will have the effect of a vote against the proposal, since they will not be counted in favor of the proposal. Those shares that are intentionally not voted will not be included for the purpose of establishing a quorum. Therefore, such non-voted shares could have the effect of giving additional weight to the shares of those shareholders who do choose to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE INCENTIVE STOCK OPTION PLAN, AS AMENDED.

                                 OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

The Company expects that the 1998 Annual Meeting of Stockholders will be held in May 1998, but the exact date, time, and place for the meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company no later than December 5, 1997 in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the meeting.

                                                                       Exhibit A



                     ALLIED CAPITAL COMMERCIAL CORPORATION
                          INCENTIVE STOCK OPTION PLAN


1.  PURPOSE OF THE PLAN
         The purpose of this Incentive Stock Option Plan ("the Plan") is to advance the interests of Allied Capital Commercial Corporation ("the Company") by providing officers and directors who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under the Plan are intended to qualify as incentive stock options as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ADMINISTRATION
         (a) The Plan shall be administered by the Compensation Committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who are "disinterested persons" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary for its administration. The decision of the Committee on any matter affecting the Plan or the rights and obligations arising under the Plan or any option granted thereunder shall be final and binding upon all persons.

         (b) Notwithstanding any other provisions of this Plan, the Committee's discretion hereunder shall not be applicable with respect to grants or awards of options under this Plan to non-officer directors, who shall instead be governed by the formula awards provision of paragraph 4(b) below and such other provisions, if any, as may be necessary in order to classify the non-officer directors as "disinterested persons" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

3.  SHARES SUBJECT TO THE PLAN
         The stock subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $0.0001 per share ("shares"). Subject to the provisions hereof concerning adjustment, the total number of shares that may be purchased upon the exercise or surrender of options granted under this Plan shall not exceed 1,486,349 shares. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under the Plan. Shares may be made available from authorized and unissued or reacquired shares or partly from each.

4.  PARTICIPANTS
         (a) Officers. The Committee shall determine and designate from time to time those key officers of the Company who shall be eligible to participate in the Plan. The Committee shall also determine the number of shares to be offered from time to time to each officer. In making these determinations, the Committee shall take into account the past service of the officer to the Company, that officer's present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Directors of the Company who are not otherwise officers of the Company shall not be eligible to participate in the Plan pursuant to this paragraph 4(a), but instead are eligible pursuant to the provisions of paragraph 4(b) below. The options shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine. Shares shall be optioned from time to time at a price equal to the current fair market value of the shares at the time an option is granted, except with respect to options granted to any holder of ten percent (10%) or more of the outstanding shares, in which case the price shall not be less than one hundred ten percent (110%) of such current fair market value. The day on which the Committee approves the granting of an option shall be considered the date on which such option is granted.

         (b) Non-Officer Directors. Grants to non-officer directors shall be made exclusively pursuant to the following formula: each non-officer director, upon his or her election as a director of the Company, shall receive a one-time grant of ten thousand (10,000) shares at a price equal to the current fair market value of the shares at the time the option is granted (except with respect to options granted to any holder of ten percent (10%) or more of the outstanding shares, in which case the price shall not be less that one hundred ten percent (110%) of such current fair market value). To the extent any such one-time grant of ten thousand (10,000) shares have a total fair market value of more than One Hundred Thousand Dollars ($100,000), then such options shall be exercisable in more than one (1) increment of One Hundred Thousand Dollars ($100,000), each exercisable in a different calendar year.
The day on which the non-officer directors are elected directors shall be considered the date on which such option is granted. The provisions of this paragraph 4(b) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         (c) Generally. Options granted to different optionees or at different times need not contain similar provisions.

5.  OPTION PERIOD
         Each option shall state the period or periods of time within which the option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee, provided that the option period shall not exceed ten (10) years from the date the option is granted. The option period shall not exceed five (5) years if the options are awarded to a holder of ten percent (10%) or more of the outstanding shares.

6.  PAYMENT FOR STOCK
         Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order) or, if authorized by the Committee pursuant to paragraph 8 hereof, by a loan from the Company in accordance with paragraph 8.

7.  TRANSFERABILITY OF OPTIONS
         Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during an optionee's lifetime shall be exercisable only by the optionee.

8.  LOANS BY THE COMPANY
         Upon the exercise of any option, the Company may, at the request of an officer-optionee and subject to the approval of the Committee, lend to such officer-optionee, as of the date of exercise, an amount equal to the exercise price of such option, provided that such loan (a) has a term of not more than ten years, (b) becomes due within sixty days after the recipient of the loan ceases to be an officer of the Company, (c) bears interest at a rate no less than the prevailing applicable federal rate at the time the loan is made, and
(d) is fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable regulations of the Internal Revenue Service and Securities and Exchange Commission.

9.  TERMINATION OF OPTION
         All rights to exercise options shall terminate sixty (60) days after an optionee ceases to be an officer or director of the Company for any cause other than death, or total and permanent disability.

10.  RIGHTS IN THE EVENT OF TERMINATION OF SERVICE
         If an optionee's service as an officer or director is terminated for any reason other than death or total and permanent disability prior to expiration of his option and before he has fully exercised it, the optionee shall have the right to exercise the option during the balance of the sixty day period referred to in paragraph 9.

11.  RIGHTS IN THE EVENT OF TOTAL AND PERMANENT DISABILITY OR DEATH
         If an optionee becomes totally and permanently disabled or dies prior to expiration of the option without having fully exercised it, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall, as may be provided at the time of grant, have the right from time to time, within one year after the optionee's total and permanent disability or death, and only prior to the expiration of the term of the option, to exercise the option in whole or in part.

12.  EFFECT OF CHANGE IN SHARES SUBJECT TO THE PLAN
         In the event there is any change in the outstanding shares through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to any option and the option prices shall be appropriately adjusted by the Committee.

13.  GENERAL RESTRICTION
         Each option shall be subject to the requirement that, if at any time the Committee shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Subject to the limitations of Section 5, no option shall expire during any period when the rights reserved hereby are invoked by the Committee, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

14.  MISCELLANEOUS PROVISIONS
         (a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

         (b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as an officer or director any optionee, and the right of the Company to terminate the employment of any officer or other employee or discontinue the service of a director shall not be diminished or affected by reason of the fact that an option has been granted to him.

         (c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time. Such stock option agreements shall contain such other provisions as the Committee in its discretion may deem advisable.

         (d) For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the shares as quoted on the National Association of Securities Dealers Automated Quotation System for the business day preceding the date on which the option is awarded. If the shares are traded on a major exchange, the price shall be the closing price of the shares as reported in The Wall Street Journal for the business day preceding the date on which the option is awarded.

         (e) All options issued pursuant to the Plan shall be granted within ten years from the date the Plan is adopted by the Board of Directors.

         (f) The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company, its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

         (g) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Commercial Corporation, 1666 K Street, N.W., Suite 901, Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.

         (h) This plan and all actions taken by those acting for the Plan shall be governed by the laws of the State of Maryland.

         (i) If an incentive stock option is issued and does not meet the terms of this Plan, then it shall continue as a stock option but it will be a non-qualified stock option.

         (j) All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

15.  CHANGE OF CONTROL
         In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, "Change of Control" means the sale of substantially all of the Company's assets or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act, or of record, of securities of the Company representing twenty percent (20%) or more in the aggregate voting power of the Company's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (i) the Company or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan.

16.  AMENDMENT AND TERMINATION
         The Committee may modify, revise or terminate this Plan at any time and from time to time; provided, however, that no modification or revision of any material provision of the Plan may be made without shareholder approval except for such modifications or revisions which are necessary in order to ensure the Plan's compliance with Section 422 or any successor provision of the Code or any other applicable law. The Plan shall terminate when the total amount of stock with respect to which options may be granted shall have been issued, upon the exercise of options or by action of the Committee pursuant to this paragraph, whichever shall first occur.

17.  EFFECTIVE DATE OF THE PLAN
         This Plan shall become effective upon (1) adoption by the Board of Directors, subject to (2) approval of the Plan by the shareholders of the Company.

                                     PROXY
                     ALLIED CAPITAL COMMERCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ALLIED CAPITAL COMMERCIAL CORPORATION (the "Company") appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS and TRICIA B. DANIELS, or any of them, proxies with full power of substitution, to vote at the 1997 Annual Meeting of Stockholders of the Company to be held in the Montgomery Room of The Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814 at 10:00 a.m., Tuesday, May 13, 1997, and any adjournment or adjournments thereof, the shares of Common Stock of the Company that the undersigned is entitled to vote, on all matters that may properly come before that meeting



         1.      FOR   [ ]   WITHHOLD AUTHORITY   [ ]   the election of all the
                 following nominees as directors for the ensuing year for Allied Capital Commercial Corporation:

                                WILLIAM L. WALTON
                                GEORGE C. WILLIAMS
                                JOHN M. SCHEURER
                                ANTHONY T. GARCIA
                                CHARLES L. PALMER
                                JOHN D. REILLY
                                LAURA W. van ROIJEN

INSTRUCTION: To withhold your vote for one or more individual nominees, write the names of each nominee with respect to whom you choose to withhold authority to vote in the space provided below.)

         2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1997.

         3. To consider and approve an amendment to the Company's Stock Option Plan.

         4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

YOU ARE URGED TO CAST YOUR VOTE BY MARKING THE APPROPRIATE BOXES. PLEASE NOTE THAT, UNLESS A CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM 1 AND FOR RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS DESCRIBED IN ITEM 2 AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN DESCRIBED IN ITEM 3.

(Please mark, sign and return this proxy in the enclosed envelope.)



Signature                       Date             Signature                          Date
         ---------------------      ----------            ---------------------         ----------
                                                            IF HELD JOINTLY

Important: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided above. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer or partner.